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                             FORM 8-K
                             --------


                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                          CURRENT REPORT
                          --------------


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) October 4, 1995
                                                 ---------------



                  THE COLUMBIA GAS SYSTEM, INC.
                  -----------------------------
      (Exact name of registrant as specified in its charter)


          Delaware                1-1098          13--1594808
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(State of other jurisdiction    (Commission     (IRS Employer
      of incorporation)         File Number)  Identification No.)


         20 Montchanin Road, Wilmington, Delaware  19807
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             (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
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Item 5.   Other Events

       Information contained in a News Release dated October 3, 1995, is incorporated herein by reference.




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                            SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   The Columbia Gas System, Inc.
                                   -----------------------------
                                            (Registrant)



                                   By   /s/ L.J. Bainter
                                     ---------------------------
                                            L.J. Bainter
                                            Treasurer




Date:  October 4, 1995



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Contacts:  Media -    H. W. Chaddock (302) 429-5261
           Analysts - T. L. Hughes (302) 429-5363
                      K. P. Murphy (302) 429-5471



FOR IMMEDIATE RELEASE                             October 3, 1995




      COLUMBIA COMPANIES SEEK TO EXTEND EXCLUSIVITY PERIODS;
    CONTINUE TO EXPECT EMERGENCE FROM CHAPTER 11 BY YEAR END


       Wilmington, Del. -- The Columbia Gas System, Inc.
(NYSE:CG), and Columbia Gas Transmission Corp., its principal pipeline subsidiary, have asked the U.S. Bankruptcy Court for the District of Delaware to extend the exclusive periods for filing and/or amending their Chapter 11 reorganization plans to January 2, 1996.

       The Corporation said it is optimistic that both reorganization plans will receive the favorable majorities necessary to permit confirmation by the Bankruptcy Court, thereby enabling the companies to meet their current timetable and emerge from Chapter 11 before the end of the year.

       The extension was requested only to be certain that ample time would be available to obtain the many approvals required under the Bankruptcy Code and, if necessary, to amend the plans in order that they can be successfully confirmed at the hearings which are now scheduled to commence November 13.

       The current exclusivity periods for the two companies expire October 16, 1995.

       The two companies have been operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code since July 31, 1991.


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